Exhibit 10.5

UNITED STATES OF AMERICA
Before The
OFFICE OF THRIFT SUPERVISION

)
In the Matter of	)	Order No.: CN 11-27
)
)
METABANK	)
	)	Effective Date: July 15, 2011
)
Storm Lake, Iowa	)
OTS Docket No. 05902)
)

ORDER OF ASSESSMENT OF A CIVIL MONEY PENALTY

WHEREAS, MetaBank, Storm Lake, Iowa, OTS Docket No. 05902 (Association), by and through its Board of Directors (Board), has executed a Stipulation and Consent to the Issuance of an Order of Assessment of a Civil Money Penalty (Stipulation); and

WHEREAS, the Association, by executing the Stipulation, has consented and agreed to the issuance of this Order of Assessment of Civil Money Penalty (Order) by the Office of Thrift Supervision (OTS), pursuant to 12 U.S.C. § 1818(i); and

WHEREAS, pursuant to delegated authority, the OTS Regional Director for the Central Region (Regional Director), is authorized to issue Orders of Assessment of a Civil Money Penalty where a savings association has consented to the issuance of an order.

NOW, THEREFORE, IT IS ORDERED that:

Payment of Civil Money Penalty.

1.             Effective immediately, the Association is assessed and shall pay the sum of Four Hundred Thousand Dollars ($400,000.00) by tendering a certified check or bank draft made

MetaBank
Order of Assessment of a Civil Money Penalty

payable to the order of the Treasury of the United States.  The Association shall pay such civil money penalty itself and is prohibited from seeking or accepting indemnification for such payment from any third party.

Effective Date, Incorporation of Stipulation.

2.             This Order is effective on the Effective Date as shown on the first page.  The Stipulation is made a part hereof and is incorporated herein by this reference.

IT IS SO ORDERED.

OFFICE OF THRIFT SUPERVISION

By:	/s/ Daniel T. McKee
Daniel T. McKee
Regional Director, Central Region

MetaBank
Order of Assessment of a Civil Money Penalty